UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2024 (March 28, 2024)

G-III APPAREL GROUP, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)
(Address of principal executive offices)
512 Seventh Avenue New York, New York (Address of Principal Executive Offices)	10018 (Zip Code)

(212) 403-0500

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GIII	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement

The Compensation Committee (the “Committee”) of the Board of Directors of G-III Apparel Group, Ltd. (the “Company”) awarded performance share units (“PSUs”) pursuant to the Company’s 2023 Long-Term Incentive Plan  (the “2023 Plan”), to the named executive officers of the Company (the “Named Executive Officers”) in the amounts specified in the table below. The PSUs will enable the Named Executive Officers to receive shares of our common stock if and to the extent that the PSU awards vest based on the Company’s performance against two metrics:  three-year cumulative earnings before interest and taxes (“Adjusted EBIT”) and three-year average return on invested capital (“ROIC”), each of which is described further below.  The actual number of PSUs that may vest is subject to adjustment based on the performance level achieved relative to each metric, as described further below, and therefore may be equal to, greater than, or less than the “Number of PSUs Awarded” specified in the table.

1.PSUs Awarded

Name and Position(s)	Number of PSUs Awarded
Morris Goldfarb, Chairman, Chief Executive Officer and Director	125,000
Sammy Aaron, Vice Chairman, President and Director	93,750
Jeffrey Goldfarb, Executive Vice President and Director	36,458
Neal S. Nackman, Chief Financial Officer	7,812

2.Adjusted EBIT Metric.  Satisfaction of this metric will be based on the Company achieving a targeted aggregate cumulative Adjusted EBIT during the three-year performance period of fiscal 2025 through fiscal 2027 (the “Performance Period”). In determining Adjusted EBIT for a fiscal year, certain pre-established adjustments to financial results as reported under generally accepted accounting principles (“GAAP”) may apply in certain specified situations.

3.ROIC Metric.  Satisfaction of this metric will be based on the Company achieving a target average three-year ROIC during the Performance Period, reduced by a hypothetical tax rate of 28.5%. In determining ROIC for a fiscal year, certain pre-established adjustments to financial results as reported under GAAP may apply in certain specified situations.

4.Weighting of Metrics.  Vesting of 75% of each Named Executive Officer’s PSU award is subject to achievement of the Adjusted EBIT metric target and the remaining 25% is subject to achievement of the ROIC metric target. 100% of each Named Executive Officer’s PSU award relative to each metric would vest if the target for that metric is achieved. For example, if the Adjusted EBIT metric target is satisfied (but the target is not exceeded and there is no shortfall relative to the target), 75% of the total PSUs awarded to the Named Executive Officer would vest.

5.Upward and Downward Adjustments for Exceeding or Falling Short of Metric Targets.  The percentage of each Named Executive Officer’s PSU award that may vest with respect to each metric will (a) increase to a maximum of 150% of the PSUs awarded to the executive relative to that metric if the results achieved for that metric exceed the metric’s performance target by a specified amount and (b) decrease to a minimum of 50% of the PSUs awarded to the Named Executive Officer relative to that metric if results achieved for that metric fall below the metric’s performance target but still satisfy the minimum performance level for the applicable metric. The number of PSUs awarded will increase or decrease ratably if actual results are above or below a metric’s target. None of the Named Executive Officer’s PSU award will vest with respect to a metric if the results achieved are less than the minimum threshold performance level for that metric, and no more than 150% of the Named Executive Officer’s PSU award will vest with respect to a metric even if the results achieved exceed the maximum performance level for that metric.

6. Settlement Upon PSU Vesting.  If a Named Executive Officer’s PSUs vest based on satisfaction of the metrics as described above, settlement of the applicable award that has vested based upon the performance levels achieved will occur on or within 90 days after the time vesting date of March 28, 2027, contingent on continued employment or other service to the Company through this vesting date.

The number of shares of common stock to which the PSU awards relate will be appropriately adjusted in the event of stock splits, stock dividends and other extraordinary corporate events.

The foregoing descriptions of the terms of the PSU awards are qualified by reference to the full text of the form of Performance Share Unit Agreement for these awards under the 2023 Plan, which is filed herewith as Exhibit 10.1.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) See “Item 1.01 Entry into a Material Definitive Agreement” above with respect to PSU awards to our Named Executive Officers, Morris Goldfarb, Sammy Aaron, Jeffrey Goldfarb and Neal S. Nackman.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits.

10.1Form of Performance Share Unit Agreement for PSU awards.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Share Unit Agreement for PSU awards.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: April 3, 2024	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

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